Exhibit 23:



                                CONSENT OF INDEPENDENT
                             CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
NBI, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-73334) of NBI, Inc. of our report dated July 31, 1998, relating to the consolidated financial statements of NBI, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1998.

BDO Seidman, LLP




Denver, Colorado
August 27, 1998